Exhibit 4-5



                              CERTIFICATE OF TRUST
                                       OF
                             EXELON CAPITAL TRUST I

            The undersigned, the trustees of Exelon Capital Trust I, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C.
Section 3801 et seq., hereby certify as follows:

            1. Name. The name of the trust (the "Trust") formed hereby is Exelon Capital Trust I.

            2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  Wachovia Trust Company, National Association
                  One Rodney Square
                  920 King Street, Suite 102
                  Wilmington, DE 19801
                  Attn: Rita Marie Ritrovato, Trust Officer

            3. Effective Date. This Certificate of Trust shall be effective upon filing.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of August 25, 2003.


                               /s/  Thomas R. Miller
                               ---------------------------------------------
                               Thomas R. Miller, as Administrative Trustee


                               WACHOVIA TRUST COMPANY, NATIONAL
                               ASSOCIATION, as Trustee


                               By:    /s/  Rita Marie Ritrovato
                                      ---------------------------------
                               Name:  Rita Marie Ritrovato
                               Title:   Trust Officer